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                                                                   Exhibit 4 (b)


March 8, 2002


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:    TXU US Holdings Company
       2001 Annual Report on Form 10-K

Gentlemen:

       Pursuant to the exemption afforded by Item 601(b) (4) (iii) (A) of Regulation S-K, TXU US Holdings Company (the Company) is not filing as exhibits to its Annual Report on Form 10-K for 2001 instruments with respect to its long-term debt, consisting of pollution control revenue bonds as the aggregate amounts represented thereby do not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. Reference is made to Note 7 to Consolidated Financial Statements (included in Appendix A of the Company's Annual Report on Form 10-K for 2001).

       The Company agrees to furnish a copy of the above instruments to the Securities and Exchange Commission upon request.

                                           Sincerely,




                         /s/               Biggs C. Porter
                         -------------------------------------------------------
                                           Biggs C. Porter
                              Controller and Principal Accounting Officer